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                                                                     EXHIBIT 3.4

                         CERTIFICATE OF DESIGNATION OF
                          SERIES A PREFERRED STOCK OF
                        SYSTEM SOFTWARE ASSOCIATES, INC.

                        (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)

          Roger E. Covey and Joseph J. Skadra, President and Secretary, respectively, of System Software Associates, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with Section 151 of the Delaware General Corporation Law, hereby certify that:

          FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance of up to 100,000 shares of preferred stock, par value $0.01 per share, in one or more series, with such dividend rate, interest rate, preferences, relative, participating and special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the creation and issuance of any such series adopted by the Board of Directors of the Corporation (the "Board of Directors") at the time of issuance of any shares of such series, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation.

          SECOND: The Board of Directors desires, pursuant to its authority aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a series of preferred stock and the number of shares constituting, and the designation of, said series of preferred stock.

          BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting and the rights, preferences, privileges and restrictions relating to said series of preferred stock as follows:

          Section 1. Designation and Number. The designation of the first series of the authorized preferred stock, par value $0.01 per share, of the Corporation shall be Series A Preferred Stock (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 10,000.

          Section 2.  Dividends.

               2A. Initial Dividend Rate. From and after the date of issuance of each share of Series A Preferred Stock, the holder thereof shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities, by virtue of their ownership thereof, cumulative dividends at the rate of 12% per annum, compounded annually, on the Holder's Redemption Price (the "Initial Dividend Rate"). Such dividends shall accrue and compound annually whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid
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dividends shall be fully paid, or shall be declared with funds irrevocably set apart for payment or before any cash dividends may be paid with respect to any Junior Securities.

               2B. Adjusted Dividend Rate. From and after the date of a Company Redemption Event, the Initial Dividend Rate shall be adjusted such that the holder of each share of Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities, by virtue of their ownership thereof, cumulative dividends at the per share rate of 14% per annum, compounded annually, on the Company Redemption Price (the "Adjusted Dividend Rate"). Such dividends shall accrue and compound annually whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid, or shall be declared with funds irrevocably set apart for payment before any cash dividends may be paid with respect to any Junior Securities.

               2C. Adjustment Upon Default. The Initial Dividend Rate or the Adjusted Dividend Rate, whichever shall then be in effect, shall be adjusted upward by a per share amount equal to 4% per annum upon the occurrence of and during the continuance of any Event of Default.

               2D. Dividend Payment Dates. Dividends on the Series A Preferred Stock shall be payable quarterly and in arrears on each of the last business day of November, February, May and August of each year (each such date a "Dividend Payment Date") commencing on the last business day of November 1997. Dividends shall be payable as declared, provided that the failure to declare for payment dividends on the Series A Preferred Stock in accordance with Section 2A, Section 2B and Section 2C on each quarterly payment date shall constitute an Event of Default.

               2E. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series A Preferred Stock held by each such holder.

               2F. Common Stock Dividends. Notwithstanding Section 2A, Section 2B and Section 2C, if greater (as determined on an as converted basis for the Series A Preferred Stock), the holders of the Series A Preferred Stock shall be entitled to receive, when as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors on any Junior Securities of the Corporation.

               2G. Date of Issuance. The "date of issuance" of any share of Series A Preferred Stock shall be the date on which the Corporation initially issues such share regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series A Preferred Stock.

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          Section 3.  Liquidation.

               3A. Series A Preferred Stock Preference. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary of involuntary) (a "Liquidation Event"), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made to the holders of Junior Securities, by virtue of their ownership thereof, an amount in cash per share equal to the greater of: (i) the Company Redemption Price of such share of Series A Preferred Stock; and (ii) the amount that would have been payable with respect to the Common Stock issuable upon the conversion of such share of Series A Preferred Stock had all outstanding shares of Series A Preferred Stock been converted immediately prior to such Liquidation Event. The holders of the Series A Preferred Stock shall not be entitled to any further payment in respect of the Series A Preferred Stock held by such holders. If upon any Liquidation Event the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3A, then the entire assets available to be distributed to the holders of the Series A Preferred Stock shall be distributed pro rata among such holders based upon the aggregate Company Redemption Price of the Series A Preferred Stock held by each such holder.

               3B. Valuation of Non-Cash Consideration. With respect to any Liquidation Event, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                    (i) Securities not subject to restrictions on free marketability covered by (ii) below:

                    A. If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the Liquidation Event;

                    B. If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the Liquidation Event; and

                    C. If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the then outstanding Series A Preferred Stock.

                    (ii) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in 3B(i)(A)-(C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the then outstanding Series A Preferred Stock.

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               3C.  Notice of Liquidation Event.  The Corporation shall give each holder of record of Series A Preferred Stock written notice of any Liquidation Event not later than twenty (20) days prior to the stockholders' meeting called to approve such Liquidation Event (if any), or twenty (20) days prior to such Liquidation Event, whichever is earlier, and shall also notify such holders in writing of the final consummation or approval of such Liquidation Event. The first of such notices shall describe the material terms and conditions of the impending Liquidation Event and the provisions of this
Section 3, including the amount of proceeds to be paid with respect to each Series A Preferred Stock, each share of Common Stock and each other equity security of the Corporation in connection with such Liquidation Event, and the Corporation shall thereafter give such holders prompt notice of any material changes. If voluntary, the Liquidation Event shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the then outstanding Series A Preferred Stock.

          Section 4.  Redemptions.

               4A. Redemption at the Option of the Holders of Series A Preferred Stock. At any time after (i) August 31, 2003, or (ii) an Event of Default, within thirty (30) days after the receipt by the Corporation of a written request from any holder of Series A Preferred Stock given after such date, that all or, if less than all, a specified percentage of such holders' Series A Preferred Stock be redeemed, and concurrently with surrender by such holder of the certificate(s) representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem (each such payment date being referred to herein as a "Redemption Date") the shares specified in such request by paying in cash therefor a sum per share equal to $1,000 (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all accrued but unpaid dividends on such share (collectively, the "Holder's Redemption Price"). Any redemption of Series A Preferred Stock effected pursuant to this Section 4A shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock proposed to be redeemed by such holders.

               4B. Redemption at the Option of the Corporation. At any time on or after the earliest of (i) August 31, 2003, (ii) a Change in Control, and
(iii) a Bankruptcy Event (any of the foregoing, a "Company Redemption Event") the Corporation may, to the extent it may lawfully do so, redeem (each such payment date being referred to herein as a "Redemption Date") all or any portion of the outstanding shares of Series A Preferred Stock by paying in cash therefor a sum per share equal to $3,500 (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all accrued but unpaid dividends thereon (collectively, the "Company Redemption Price"). Any redemption of Series A Preferred Stock effected pursuant to this Section 4B shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock proposed to be redeemed by the Corporation.

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

               4C. Notice of Redemption. At least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Holder's Redemption Price or the Company Redemption Price, as applicable, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 4D, on or after each Redemption Date, each holder of Series A Preferred Stock to be redeemed on such Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Holder's Redemption Price or the Company Redemption Price, as applicable, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               4D. Rights Upon Redemption. From and after each Redemption Date, unless there shall have been a default in payment of the Holder's Redemption Price or the Company Redemption Price, as applicable, all rights of the holders of shares of Series A Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Holder's Redemption Price or the Company Redemption Price, as applicable, with interest thereon from the Redemption Date at the Initial Dividend Rate or the Adjusted Dividend Rate, as applicable, upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A Preferred Stock receives the same percentage of the Holder's Redemption Price or the Company Redemption Price, as applicable. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

          Section 5. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                                       5
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               5A.  Right to Convert.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into 80.4 shares (the "Conversion Rate") of Common Stock; provided, however, that the Conversion Rate shall be subject to adjustment as set forth in this Section 5. Each share of Common Stock issued upon conversion of the Series A Preferred Stock shall be fully paid and nonassessable.

               5B. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

               5C. Conversion Rate Adjustments of Series A Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Rate of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) A. If this corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Effective Price (the "Effective Price" shall initially be $12.44, as adjusted from time to time, the "Effective Price") in effect immediately prior to the issuance of such Additional Stock, then: (x) the Conversion Rate in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of

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shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 5C(i)(E)(1) or
(2)) (but not including shares excluded from the definition of Additional Stock by Section 5C(ii)(B)) plus the number of shares of such Additional Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 5C(i)(E)(1) or (2)) (but not including shares excluded from the definition of Additional Stock by Section 5C(ii)(B)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at the Effective Price; and (y) the Effective Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Effective Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 5C(i)(E)(1) or (2)) (but not including shares excluded from the definition of Additional Stock by Section 5C(ii)(B)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at the Effective Price; and the denominator of which shall be the number of shares of Common
Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 5C(i)(E)(1) or (2)) (but not including shares excluded from the definition of Additional Stock by Section 5C(ii)(B)) plus the number of shares of such Additional Stock. However, the foregoing calculation shall not take into account shares deemed issued pursuant to Section 5C(i)(E) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent the consideration to be paid upon such exercise, conversion or exchange per share of underlying Common Stock is less than or equal to then Effective Price.

                    B. No adjustment of the Conversion Rate and Effective Price for the Series A Preferred Stock shall be made in an amount less than one one-hundredth of a share, in the case of the Conversion Rate, or in an amount less that one cent per share, in the case of the Effective Price, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three
(3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections (E)(3) and
(E)(4), no adjustment of such Conversion Rate pursuant to this subsection 5C(i) shall have the effect of decreasing the Conversion Rate below the Conversion Rate in effect immediately prior to such adjustment and no adjustment of such Effective Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Effective Price above the Effective Price in effect immediately prior to such adjustment.

                    C. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    D. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    E. In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5C(i) and Section 5C(ii):

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                         (1)  The aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 5C(i)(C) and Section 5C(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 5C(i)(C) and Section 5C(i)(D)).

                         (3)  In the event of any change in the number of shares
of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of Section 5C(i)(A)), the Conversion Rate of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Rate of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of
Section 5C(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

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                         (5)  The number of shares of Common Stock deemed issued
and the consideration deemed paid therefor pursuant to Section 5C(i)(E)(1) and
(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 5C(i)(E)(3) or (4).

                         (6)  With respect to any options to purchase or rights
to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities that are deemed issued pursuant to
Section 5C(i)(E) hereof, no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities; provided, however, that notwithstanding any other provision of this Section 5, the issuance of Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, that are outstanding on the Purchase Date shall be deemed to be Additional Stock except to the extent that such shares of Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, are excluded from the definition of Additional Stock pursuant to Section 5C(ii) hereof.

                    (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 5C(i)(E)) by this corporation after the Purchase Date other than:

                         A.  Common Stock issued pursuant to a transaction
described in Section 5C(iii) hereof;

                         B.  Common Stock issued or issuable pursuant to the
exercise of options outstanding as of the Purchase Date granted to employees, directors, consultants and other persons under any Company stock option, bonus or other incentive plan and any options issued after the Purchase Date to any such persons under such plans; provided, that the aggregate number of such shares of Common Stock shall not exceed 6,000,000; or

                         C.  Warrants, issued as of March 3, 1997, and the
Common Stock issuable or issued upon the exercise thereof, to certain lenders for an aggregate of 775,000 shares of Common Stock.

                    (iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of

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such dividend distribution, split or subdivision if no record date is fixed), the Conversion Rate of the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents and the Effective Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Rate for the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares and the Effective Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               5D. Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5C(i), then, in each such case for the purpose of this Section 5D, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               5E. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 5) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Rate then in effect and the Effective Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               5F. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid

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or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

               5G.  No Fractional Shares and Certificate as to Adjustments.

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Rate of Series A Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Rate and the Effective Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

               5H. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               5I. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Designation or the Corporation's Certificate of Incorporation.

               5J.  Notices.  Any notice required by the provisions of this
Section 5J to be given to the holders of shares of Series A Preferred Stock shall be deemed given if and when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          Section 6. Voting Rights. The Series A Preferred Stock shall not be entitled to vote except as provided by law.

          Section 7. Protective Provisions. So long as at least two thousand five hundred (2,500) share of Series A Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, without first obtaining the written consent of the holders of at least a two-thirds of the then outstanding Series A Preferred Stock:

                    (i) amend this Certificate of Designation, the Corporation's Certificate of Incorporation or the Corporation's Bylaws, or take any other action, in any case so as to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock;

                    (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

                    (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends, liquidation, redemption or voting; or

                    (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Junior Securities; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (ii) the redemption of any share or shares of Series A Preferred Stock in accordance with Section 4.

          Section 8. Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to
Section 4 or Section 5 hereof, the shares so redeemed or converted shall be canceled, retired and shall revert to the status of authorized, but not designated, preferred stock which the Corporation shall be authorized to issue subject to applicable protective provisions and the terms of this Certificate of Designation and the Corporation's Certificate of Incorporation.

          Section 9. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of share of Series A Preferred Stocks represented by the surrendered certificate. Subject to any stockholder or other agreements between the Corporation and the holders of Series A Preferred Stock, each such new certificate shall be registered in such name and shall represent such number of share of Series A Preferred Stocks as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

          Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of share of Series A Preferred Stocks of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 11.  Definitions.

          "Bankruptcy Event" shall mean (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Corporation or its creditors, as such, or to its assets whether voluntary or involuntary (and not dismissed within 60 days), (ii) any liquidation, dissolution or other winding up of the Corporation whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (and not dismissed within 60 days), or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Corporation.

          "Change in Control" shall mean any transaction or series of transactions (including, without limitation, a merger, consolidation, sale of stock or sale of assets, but excluding any assignment as security for indebtedness) after which any Person (or group of Persons acting in concert) other than the Management Investor (as defined in the Purchase Agreement) shall
(i) own in excess of 35% of the voting stock of the Corporation (or the Person into which the Corporation shall have been merged or consolidated), (ii) have the right to elect a majority of the members of the Board of Directors, or (iii) shall have acquired all or substantially all of the consolidated assets of the Corporation and its Subsidiaries.

          "Common Stock" shall mean, the Corporation's common stock, par value $.0033 per share.

          "Event of Default" shall have the meaning assigned to such term in
Section 2D hereof and in the Purchase Agreement.

          "Junior Securities" shall mean any Common Stock, any options or warrants to subscribe for, purchase or otherwise acquire Common Stock or any other equity securities of the Corporation which rank junior as to liquidation rights, dividend rights, redemption rights or other rights to the Series A Preferred Stock.

          "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Purchase Agreement" shall mean that certain Amended and Restated Securities Purchase Agreement dated as of September __, 1997 by and between the Corporation and the Purchaser named therein, a copy of which is kept on file by the Secretary of the Corporation and a copy of which may be obtained upon request.

          "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager or managing general partner of such limited liability company, partnership, association or other business entity.

          Section 12. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of at least two-thirds of the Series A Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series A Preferred Stock accrue or the times at which or the manner in which such dividends are payable or the amount payable on redemption of the

Series A Preferred Stock or the times at which redemption of Series A
Preferred Stock is to occur or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 70% of the Series A Preferred Stock then outstanding; and provided further that no change in the terms of the Series A Preferred Stock may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock then outstanding.

          Section 13. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any holder of shares of Series A Preferred Stock, at such holder's address as it appears in the Purchase Agreement (unless otherwise indicated by any such holder).

          Section 14. Adjustments. All numbers and amounts set forth herein which refer to share prices or amounts or liquidation preference related amounts, shall be appropriately adjusted (as determined by the Board of Directors) to reflect any stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Series A Preferred Stock in accordance herewith.

          IN WITNESS WHEREOF, said System Software Associates, Inc. has caused this Certificate of Designation to be signed by its President, Roger E. Covey, and its Secretary, Joseph J. Skadra, this ______ day of September, 1997.


                              SYSTEM SOFTWARE ASSOCIATES, INC.

                              By  ______________________________________________
                              Title:  President

Attest:

By:______________________________
Title: Secretary